Ballantyne Strong Announcement on Non-Compliance with Listing Requirements

OMAHA, Nebraska (May 22, 2017) – Ballantyne Strong, Inc. (NYSE MKT: BTN), a holding company with diverse business activities focused on serving the cinema, retail, financial and government markets, today made an announcement about non-compliance with NYSE MKT listing requirements.

For the reasons previously disclosed in its Current Report on Form 8-K, dated May 11, 2017 (the “8-K”), and in its Form 12b-25, dated May 11, 2017 (the “12b-25” and, together with the 8-K, the “Prior Filings”), Ballantyne Strong, Inc. (the “Company”) has not timely filed with the U.S. Securities and Exchange Commission (the “SEC”) its quarterly report on Form 10-Q for the quarter ended March 31, 2017 (the “Form 10-Q”), pending the completion of a review and restatement of its consolidated financial statements for the year ended December 31, 2016. As disclosed in the Prior Filings, the Company, in consultation with its independent registered public accounting firm, BDO USA, LLP, has been working diligently to complete the steps necessary in order to file its Form 10-Q as soon as practicable.

As a result of the delayed Form 10-Q filing, the Company received a letter from the NYSE MKT stock exchange on May 18, 2017, indicating that the Company is not in compliance with NYSE MKT’s continued listing requirements under the timely filing criteria outlined in Sections 134 and 1101 of the NYSE MKT Company Guide. The letter states that the Company must submit a plan by June 19, 2017 advising of actions it has taken or will take to regain compliance with the continued listing standards by November 20, 2017, and if the Company fails to submit a plan or the plan is not accepted, delisting proceedings will commence. The letter states that if the Company fails to regain compliance with the NYSE MKT rules prior to the compliance deadline, or fails to make progress consistent with the plan during the plan period, NYSE MKT staff will immediately reassess the Company’s continued listing.

The Company can regain compliance with the NYSE MKT listing standards at any time through November 20, 2017 by filing its Form 10-Q with the SEC. As previously disclosed, the Company intends to file the Form 10-Q promptly after the restatement is complete. Upon making such filing, the Company expects to again be in compliance with the continued listing requirements of NYSE MKT.

About Ballantyne Strong, Inc. (www.ballantynestrong.com)

Ballantyne Strong and its subsidiaries engage in diverse business activities including the design, integration and installation of technology solutions for a broad range of applications; development and delivery of out-of-home messaging, advertising and communications; manufacturing of projection screens; and providing managed services including monitoring of networked equipment. The Company focuses on serving the cinema, retail, financial, and government markets.

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Forward-Looking Statements

Except for the historical information in this press release, it includes forward-looking statements which involve a number of risks and uncertainties, including but not limited to those discussed in the “Risk Factors” section contained in Item 1A in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and the following risks and uncertainties: the Company’s ability to expand its revenue streams to compensate for the lower demand for its digital cinema products and installation services, potential interruptions of supplier relationships or higher prices charged by suppliers, the Company’s ability to successfully compete and introduce enhancements and new features that achieve market acceptance and that keep pace with technological developments, the Company’s ability to successfully execute its investment strategy, the Company’s ability to retain or replace its significant customers, the impact of challenging global economic environment or a downturn in the markets, economic and political risks of selling products in foreign countries, risks of non-compliance with U.S. and foreign laws and regulations, cybersecurity risks and risks of damage and interruptions of information technology systems, the Company’s ability to retain key members of management and successfully integrate the new executives, acquisition-related risks, the Company’s ability to assert its intellectual property rights, the impact of natural disasters and other catastrophic events, the adequacy of insurance, and the impact of having a controlling stockholder. Given the risks and uncertainties, readers should not place undue reliance on any forward-looking statement and should recognize that the statements are predictions of future results which may not occur as anticipated. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the risks and uncertainties described herein, as well as others not now anticipated. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Except where required by law, the Company assumes no obligation to update forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.

CONTACT:

Lance Schulz

Chief Financial Officer

402/829-9427

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